Exhibit 10.1

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

ADDENDUM TO THE
PROJECT FOCUS PERFORMANCE UNIT AWARD AGREEMENT

For good and valuable consideration, including but not limited to incremental changes to the Grantee’s total compensation approved in 2019, the sufficiency of which is hereby acknowledged, you and the Company, agree to amend this Award Agreement as indicated below:

1.    Section 9 of the Project Focus Award is deleted in its entirety, retroactive to the Grant Date.

2.    The remainder of the Award Agreement shall remain unchanged.

[Grantee’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

By: __________________________________	By: __________________________________
[Name of Company Representative]
Date Signed: ___________________________	[Title of Company Representative]

Date Signed: ___________________________

This addendum should be attached to the January 30, 2017 Project Focus Performance Unit Award Agreement.